Exhibit 99.2

July 29, 2020

El Paso Electric Announces Closing of Acquisition by the Infrastructure Investments Fund

Acquisition Provides Significant Long-Term Commitments and Additional Resources to Support the Success of El Paso Electric, Its Customers, Employees and Communities

Seasoned Energy Executive Kelly Tomblin Appointed as Incoming Chief Executive Officer to Execute Strategic Vision and Deliver Significant Long-Term Commitments to Local Communities

New Board of Directors Ensures Strong, Independent, Local Oversight and Expertise to Continue El Paso Electric’s Record of Providing Safe, Clean, Affordable and Reliable Energy

EL PASO, Texas – El Paso Electric Company (EPE) (NYSE: EE) announced today that its acquisition by the Infrastructure Investments Fund (IIF) has closed. The new Board of Directors has appointed Kelly Tomblin as incoming Chief Executive Officer.

Ms. Tomblin will join EPE after a three-decade career leading utilities both in the United States and internationally. She brings deep expertise in the generation, transmission and distribution sectors as well as renewable development, and energy services and sales. Most recently, Ms. Tomblin served as President and CEO of INTREN, L.L.C., a leading utility solutions provider with 14 regional offices across the United States. Prior to that, she served as CEO of Jamaica Public Service Company (JPS), where she helped lead an energy revolution for Jamaica, which included the development of an extensive smart grid program and substantial growth in renewable energy.

Frank Cassidy, incoming Chairman of the El Paso Electric Board of Directors, said, “Kelly Tomblin is one of the most dynamic and accomplished leaders in the energy industry and we are excited to appoint her as EPE’s incoming CEO. A thorough search was conducted, and we believe Kelly’s executive experience, proven track-record of improving safety and commitment to our vision of innovation make her the ideal leader for this important time in EPE’s history.”

“This is truly an exciting time to be joining El Paso Electric as we begin our new partnership with IIF and deliver the many benefits of the transaction,” said Ms. Tomblin. “EPE plays a critical role in the communities they serve and I look forward to making this community my own. I am committed to ensuring that EPE continues to invest in our neighborhoods while delivering safe and reliable service to all our customers. As we look to the future, we have a tremendous opportunity to leverage the talent and creativity of our workforce to accelerate EPE’s transition to a smarter grid and renewable energy. I look forward to working with the EPE team to fulfill the Company’s mission of innovation as we continue to develop platforms for economic vibrancy.”

As a long-term investor in utility companies, IIF is aligned with EPE and its mission. In connection with the acquisition, the following commitments, among others, have been made to support EPE and its customers, employees and communities:

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Local Workforce Retention and Development Opportunities: Provision for continuity of EPE’s workforce, including union and non-union employees and management. EPE will develop entry-level job training programs in the engineering, management, and finance areas at The University of Texas El Paso (UTEP), New Mexico State University (NMSU) and El Paso Community College (EPCC). EPE will also develop apprenticeships for technical and professional jobs in high schools and colleges within our service area.

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Local Leadership and Headquarters: EPE will continue as an independently-operated, locally-led, regulated utility. EPE’s management will retain day-to-day control of EPE’s operations and will be the primary point of contact for EPE’s customers, regulators and other stakeholders. EPE will continue to be headquartered in El Paso, Texas.

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Electric Bill Rate Credits for Customers: EPE customers will receive rate credits on their electric bills over 3 years, representing a $21 million credit for Texas customers and an $8.7 million credit for New Mexico customers.

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Community Contributions: At least $1.2 million in annual charitable contributions will continue to be made under EPE’s existing Community Partner Program, which provides employee engagement and financial support to many local organizations that positively impact EPE’s service area.

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Economic Sustainability Fund: EPE and IIF will dedicate a total aggregate amount of $100 million to promote economic development in EPE’s service territory. Of that amount, $80 million will be allocated to EPE’s Texas service area, to be distributed over 15 years, and $20 million will be allocated to EPE’s New Mexico service area, to be distributed over 20 years.

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Renewable Energy Efforts: EPE will remain committed to the Texas Renewable Portfolio Standard and the New Mexico Energy Transition Act. EPE will also study and evaluate the growth of electric vehicles, renewable energy resources, and battery storage in partnership with UTEP, NMSU, and EPCC.

New EPE Board of Directors

In connection with the closing of the transaction and consistent with associated regulatory approvals, EPE has established a new 10-member Board of Directors comprised of seven independent directors including an independent Chairman, as well as two IIF designees and EPE’s CEO. The Board’s composition ensures strong, independent local oversight and includes directors who have complementary skills and expertise to support EPE’s growth and mission, including directors who have served as senior executives and board members of other regulated utility companies and who specialize in utility and power sector investments, community and regulatory affairs, human resources, accounting and finance.

Mr. Cassidy said, “This long-term partnership with IIF represents a shared vision for local job retention and development, creates a sustainable path to grow our investment in the community and ensures the future of our more than 1,100 employees, their families and the customers we serve. Our Board is made up of individuals with strong community ties and a deep understanding of regulated utilities. I and the entire incoming EPE Board are excited to support El Paso Electric, its employees, customers and communities through this next phase of growth and success.”

EPE’s incoming independent directors are:

Frank Cassidy, Chairman: Mr. Cassidy is an electric and gas utility industry veteran having worked for Public Service Enterprise Group (PSEG) for almost 40 years in various senior executive roles, most recently as President and Chief Operating Officer of PSEG Power LLC. From 2008 to 2018 he served as a director of Calpine Corporation, including two years as board Chair. Calpine was sold to a private equity consortium in 2018.

Kathy Alexander: Ms. Alexander brings to the EPE Board significant legal, regulatory affairs and energy experience.  She has held positions as Attorney and Corporate Officer for Southwestern Energy Company, and as Senior Vice President and General Counsel to CenterPoint Energy Arkla. She has also represented corporations before state regulatory commissions, the Federal Energy Regulatory Commission, and in state and federal courts. Ms. Alexander previously served on the Alternative Fuels Commission, the Entergy Arkansas Advisory Board and as a Special Justice on the Arkansas Supreme Court. In addition, she was appointed by the Arkansas Governor as the Utility Representative to the State Energy Advisory Board.

Ed Escudero: A native El Pasoan, Mr. Escudero has been a member of EPE’s Board since 2013. He is President and CEO of High Desert Capital, a finance company that specializes in providing capital alternatives to small and mid-size companies. Previously, he served as Secretary and CFO of Petro Stopping Centers, LP. He believes strongly in community service and currently serves on the boards of several area organizations, including Medical Center of the Americas Foundation, WestStar Bank, Hospitals of Providence Memorial/Sierra Campus, Paso del Norte Health Foundation, Texas2036, UTEP Business Advisory Council, Texas Business Leadership Council and the Trellis Company. He also served on the Texas State Securities Board from 2007 to 2011 and the El Paso Water Utility Public Service Board from 2010 to 2013.

L. Frederick “Rick” Francis: Mr. Francis is Chairman and CEO of WestStar Bank, a community bank with branches in El Paso, Texas and Las Cruces, New Mexico. As a business executive and philanthropic leader in El Paso, he brings to the EPE Board deep knowledge of the local community needs and interests. He is the Vice Chairman of the board of the Medical Center of the Americas Foundation and a member of the Board of Directors of the Paso del Norte Community Foundation, the Hospitals of Providence, the Borderplex Alliance, the El Paso Chamber of Commerce Foundation, Texas Business Leadership Council, the Community Depository Institutions Advisory Council of the Federal Reserve Bank of Dallas, the Community Bankers Council of the American Bankers Association and the Pioneer Association of El Paso County. Mr. Francis served on the Board of Regents as Chairman for Texas Tech University System, on the Executive Committee for the Texas Hospital Trustees, and the board of Western Refining, Inc. (NYSE:WNR). In recognition of his contributions and accomplishments, Mr. Francis has been named “El Pasoan of the Year” by El Paso Inc., inducted into the El Paso Business Hall of Fame, honored as a “Silver Beaver” by the Boy Scouts of America, received the Dean’s Distinguished Service Award from the Texas Tech University Health Sciences Center; and along with his wife, Ginger, named El Paso’s “Philanthropists of the Year” by the Association of Fundraising Professionals.

Mike Jesanis: Mr. Jesanis has had a long career leading and advising high achieving companies, primarily in the utility and power sectors. As an executive, he led the transformation of a small regional integrated utility, New England Electric System, into the growth engine for National Grid, a multi-national energy company. Mr. Jesanis currently serves on the Board of Directors of NiSource Inc., a utility holding company based in Indiana, and is the past chair of the company’s Audit Committee and its Environmental, Safety and Sustainability Committee. Mr. Jesanis previously served on the Board of Directors of Ameresco, Inc, a renewable energy company, where he chaired the Audit Committee at the time of the company’s initial public offering, and on the Board of Directors of National Grid, plc. Mr. Jesanis is a past trustee of Clarkson University in Potsdam, New York, where he earned bachelors and masters degrees in mathematics, and where he and his wife Janet have endowed a faculty chair. He also earned a MBA with high distinction from the Wharton School at the University of Pennsylvania and received an honorary doctorate from Becker College, where he served as a trustee for 11 years, including 4 years as board chair. In addition, Mr. Jesanis serves on the Watershed Committee of the Lake Sunapee Protective Association.

Peter Kind: Mr. Kind brings significant expertise in utility and power sector finance, capital raising, investment and strategic advisory. Prior to founding energy consulting firm eiAdvocates, he worked as an investment banker for more than 30 years, including at Bank of America, where he led Power and Utilities Corporate & Investment Banking, at Citigroup and Kidder Peabody, where he co-directed Power & Utilities teams of each of those firms and at Macquarie Group. Mr. Kind currently serves on the boards of Enable Midstream Partners, NextEra Energy Partners LP and SouthWest Water Company.

Raymond Palacios: Mr. Palacios has been a member of EPE’s Board since 2017. He is CEO of Bravo Chevrolet Cadillac in Las Cruces, New Mexico and Bravo Cadillac in El Paso, Texas. He previously served as Vice President of Perry Homes, based in Houston, Texas. Mr. Palacios has held various leadership positions in his industry and community. He has served on numerous dealer councils within the General Motors’ network. In 2011 he was appointed to the board of the Texas Department of Motor Vehicles by Governor Rick Perry, where he served as the Finance/Audit Chairman and the Vice-Chairman of the board. In 2016 he was appointed as Chairman of the agency by Governor Greg Abbott. He is the current Chairman of the board of the Borderplex Alliance, serves on the board of the Council on Regional Economic Expansion and Educational Development, and previously served on the board of FirstSun Capital Bank. Mr. Palacios has been honored to be the recipient of numerous business and community service awards and recognitions, including the Time Quality Dealer of the Year Award for the State of Texas in 2015 and induction into the El Paso Business Hall of Fame in 2013.

The incoming IIF designees are:

Andrew “Landy” Gilbert: Mr. Gilbert is a Managing Director in the Infrastructure Investments Group at J.P. Morgan. Mr. Gilbert joined J.P. Morgan from Direct Energy where he headed power generation operations and corporate development. Under his leadership, Direct Energy significantly improved operations of the existing portfolio and developed strategies for upstream gas and power investment, investing over $1 billion in North America. Prior to Direct Energy, he spent five years at International Power, PLC as Vice President, Business Development and was instrumental in expanding International Power’s North American business through acquisitions and asset development. Over those five years, Mr. Gilbert expanded operations into new regions while doubling the fleet in both size and margin. Mr. Gilbert spent ten years at PSEG in corporate development in the company’s power generation and utility businesses where he led the expansion of the company into New England, developed several new generation facilities and was a key member of the integration teams for the PSEG-Exelon transaction. Mr. Gilbert began his career at General Electric after completing a BSME at the University of Massachusetts.

Kathleen Lawler: Ms. Lawler is an Executive Director in the Infrastructure Investments Group at J.P. Morgan. Ms. Lawler joined J.P. Morgan from Energy Capital Partners, where she focused on investments in the power sector. She joined Energy Capital Partners as an investment professional at the fund level, and spent her last two years with that firm working with the management team of its portfolio company, EquiPower Resources, an approximately 8 GW private independent power producer. Prior to Energy Capital Partners, Ms. Lawler was an analyst in Bank of America Merrill Lynch’s Energy & Power investment banking group. Ms. Lawler graduated from Yale University with a B.A. in Economics & Mathematics.

More information about El Paso Electric’s Board of Directors can be found on the Company’s website at www.epelectric.com/company/about-epe/board-of-directors.

About Kelly Tomblin
Ms. Tomblin, author of “100 Days of Doing Power Differently” and “Think Love Leadership” has worked for more than 25 years in the energy industry, in both competitive and vertically integrated markets throughout the United States, the Caribbean, the United Kingdom and Latin America. She has experience in the generation, transmission and distribution sectors as well as renewable development, and energy services and sales. Ms. Tomblin has worked in all areas of the industry, including legal, customer service, regulatory, plant and field operations, and organization transformation. A winner of the S&P Platts Global CEO of the Year award, Ms. Tomblin most recently served as Chief Executive Officer of INTREN, L.L.C., a leading utility solutions provider with 14 regional offices throughout the United States. INTREN is the largest owned and operated WBE-certified specialty utility contractor in the country. Prior to INTREN, Ms. Tomblin served as President & Chief Executive Officer of Jamaica Public Service Company (JPS), where she aligned employees on her vision of leading an energy revolution for the growth and prosperity of Jamaica. That focus allowed her to turn around the company’s floundering public image and rebuild the company’s operations. Under her leadership, JPS began an extensive smart grid program, implemented a number of customer service initiatives and increased renewable penetration by 300%. Prior to JPS, she served as Vice President for GDF SUEZ/International Power, one of the world’s largest energy companies, and President of Pennsylvania Electric Company, a FirstEnergy Company. Ms. Tomblin is a global speaker on organizational alignment, leadership and gender equality. She has an MBA from New York University’s Leonard Stern School of Business and a Juris Doctorate and BS in Journalism with a public relations concentration from West Virginia University.

Transaction Terms
As previously announced, under the terms of the agreement, EPE shareholders will receive $68.25 in cash for each share of EPE common stock they hold. In connection with the closing, EPE’s common stock will cease trading on the NYSE at market close today.

About El Paso Electric
El Paso Electric is a regional electric utility providing generation, transmission and distribution service to approximately 436,200 retail and wholesale customers in a 10,000-square mile area of the Rio Grande valley in west Texas and southern New Mexico.

About the Infrastructure Investments Fund
The Infrastructure Investments Fund (IIF) is a $12.5 billion private investment vehicle advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc. IIF is responsible for investing and growing the retirement funds of more than 40 million families, including 2 million people across Texas and New Mexico who will be invested in El Paso Electric.

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Contacts
For El Paso Electric:
Eddie Gutierrez | 915.497.3495
eduardo.gutierrez@epelectric.com

For IIF:
Barrett Golden / Scott Bisang
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449